EXHIBIT 10.1
AMENDMENT
TO
EXECUTIVE EMPLOYMENT AGREEMENT
     This Amendment to Executive Employment Agreement (this “Amendment”) is made to be effective as of August 28, 2006, by and between Harry F. Miller (“Executive”) and R. G. Barry Corporation (the “Company”).
W I T N E S S E T H:
     WHEREAS, Executive and the Company are parties to an Executive Employment Agreement dated January 5, 2004 (the “Agreement”);
     WHEREAS, the term of the Agreement expires on January 5, 2007;
     WHEREAS, Executive and the Company desire to extend the term of the Agreement; and
     WHEREAS, such extension of the term of the Agreement has been approved by the Board of Directors of the Company;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the Company and Executive agree as follows:
     1. Section 2 of the Agreement is hereby amended in its entirety to read as follows:
Section 2. Term of Employment. The term of employment of Executive by the Company under this Agreement shall commence on January 5, 2004 (the “Agreement Date”) and end on January 5, 2008 (the “Term of Employment”).
     2. Except as expressly amended hereby, the Agreement, as amended by this Amendment, shall remain in full force and effect.
     3. This Amendment may be executed in any number of counterparts, and each of such counterparts, when so executed, shall be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment, to be effective as of the day and year first above written.

COMPANY:

R. G. BARRY CORPORATION

By:	/s/ Greg A. Tunney

Greg A. Tunney President and Chief Executive Officer

EXECUTIVE:

/s/ Harry F. Miller

Harry F. Miller